Exhibit 10.13

Page:             1

Purchase Order

Phoenix Cars LLC	P.O. Number: 2100860
401 S. Doubleday Ave	Order Date: 10/19/2021
Ontario CA 91761
(909) 987-0815
Vendor Number: TM4INC

Vendor:	Ship To:

TM4 Inc.	Phoenix Motorcars
135 J.-A.-Bombardier	1500 Lakeview Loop
suite 25	Anaheim, CA 92807
J4B 8P1
Boucherville, Québec,
Confirm To:

Required Date 10/19/2021	Ship VIA	F.O.B.	Terms Net 30
Item Code	Unit	Ordered	Received	Backordered	Unit Cost	Amount
INV-HP2MV-0206-06
Whse: 100	EACH	30.0000	0.0000	0.0000	4,875.0000	146,250.00
MOTOR CONTROL UNIT, DRIVE, 2HP
MO-340_240-19
Whse: 100	EACH	30.0000	0.0000	0.0000	10,938.0000	328,140.00
MOTOR ASSY - IOTA EV MP 450V A
KIT-0141
Whse: 100	EACH	30.0000	0.0000	0.0000	8.0000	240.00
PHASE CABLE BOLTS
KIT-0108
Whse: 100	EACH	60.0000	0.0000	0.0000	53.0000	3,180.00
KIT CABLE END 47MM M8 AWG 1/0
KIT-0094
Whse: 100	EACH	30.0000	0.0000	0.0000	55.0000	1,650.00
CO200 PHASE CABLES AWG 1/0 HAR
KIT-0055
Whse: 100	EACH	30.0000	0.0000	0.0000	8.0000	240.00
DC CABLE BOLTS
KIT-0123
Whse: 100	PACK	30.0000	0.0000	0.0000	37.0000	1,110.00
M8 DC CABLES AWG 1/0 HARDWARE
WH-0665-L1000
Whse: 100	EACH	30.0000	0.0000	0.0000	133.0000	3,990.00
MOTOR SENSOR CABLE, I/F AMPHEN
3315-0253
Whse: 100	EACH	30.0000	0.0000	0.0000	158.0000	4,740.00
Flange

Net Order:	489,540.00
Sales Tax:	0.00
Freight:	0.00
Order Total:	489,540.00